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                     BANKBOSTON (NH), NATIONAL ASSOCIATION

                                      and

                  CREDIT CARD RECEIVABLES FUNDING CORPORATION

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                        RECEIVABLES PURCHASE AGREEMENT
                        Dated as of             , 1997


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                               TABLE OF CONTENTS

                                                                   Page

                                  ARTICLE I

                                 DEFINITIONS . . . . . . . . . . .    1
      Section 1.01.  Definitions . . . . . . . . . . . . . . . . .    1
      Section 1.02.  Other Definitional Provisions . . . . . . . .    5

                                 ARTICLE II

                   PURCHASE AND CONVEYANCE OF RECEIVABLES  . . . .    6
      Section 2.01.  Purchase  . . . . . . . . . . . . . . . . . .    6
      Section 2.02.  Addition of Aggregate Addition Accounts . . .    7
      Section 2.03.  Addition of New Accounts  . . . . . . . . . .    8
      Section 2.04.  Representations and Warranties  . . . . . . .    9
      Section 2.05.  Delivery of Documents . . . . . . . . . . . .    9

                                 ARTICLE III

                          CONSIDERATION AND PAYMENT  . . . . . . .   10
      Section 3.01.  Purchase Price  . . . . . . . . . . . . . . .   10
      Section 3.02.  Adjustments to Purchase Price . . . . . . . .   10

                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES  . . . . . .   11
      Section 4.01.  Representations and Warranties of the
                       Bank Relating to the Bank . . . . . . . . .   11
      Section 4.02.  Representations and Warranties of the
                       Bank Relating to the Agreement and
                       the Receivables . . . . . . . . . . . . . .   12
      Section 4.03.  Representations and Warranties of CCRFC . . .   14

                                  ARTICLE V

                                  COVENANTS  . . . . . . . . . . .   15
      Section 5.01.  Covenants of the Bank . . . . . . . . . . . .   15
      Section 5.02.  Covenants of CCRFC with Respect to
                       Receivables Purchase Agreements . . . . . .   17

                                 ARTICLE VI

                            REPURCHASE OBLIGATION  . . . . . . . .   18
      Section 6.01.  Reassignment of Ineligible Receivables  . . .   18
      Section 6.02.  Reassignment of Certificateholders'
                       Interest in Trust Portfolio . . . . . . . .   19

                                 ARTICLE VII

                            CONDITIONS PRECEDENT . . . . . . . . .   19
      Section 7.01.  Conditions to CCRFC's Obligations
                       Regarding Initial Receivables . . . . . . .   19
      Section 7.02.  Conditions Precedent to the Bank's
                       Obligations . . . . . . . . . . . . . . . .   20

                                ARTICLE VIII

                        TERM AND PURCHASE TERMINATION  . . . . . .   20
      Section 8.01.  Term  . . . . . . . . . . . . . . . . . . . .   20
      Section 8.02.  Purchase Termination  . . . . . . . . . . . .   21

                                 ARTICLE IX

                          MISCELLANEOUS PROVISIONS . . . . . . . .   21
      Section 9.01.  Amendment . . . . . . . . . . . . . . . . . .   21
      Section 9.02.  Governing Law . . . . . . . . . . . . . . . .   22
      Section 9.03.  Notices . . . . . . . . . . . . . . . . . . .   22
      Section 9.04.  Severability of Provisions  . . . . . . . . .   22
      Section 9.05.  Assignment  . . . . . . . . . . . . . . . . .   22
      Section 9.06.  Acknowledgement and Agreement of the Bank . .   23
      Section 9.07.  Further Assurances  . . . . . . . . . . . . .   23
      Section 9.08.  No Waiver; Cumulative Remedies  . . . . . . .   23
      Section 9.09.  Counterparts  . . . . . . . . . . . . . . . .   23
      Section 9.10.  Binding; Third-Party Beneficiaries  . . . . .   23
      Section 9.11.  Merger and Integration  . . . . . . . . . . .   24
      Section 9.12.  Headings  . . . . . . . . . . . . . . . . . .   24
      Section 9.13.  Schedules and Exhibits  . . . . . . . . . . .   24
      Section 9.14.  Survival of Representations and Warranties  .   24
      Section 9.15.  Nonpetition Covenant  . . . . . . . . . . . .   24





               RECEIVABLES PURCHASE AGREEMENT, dated as of       , 1997,
     by and between BANK BOSTON (NH), NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States (the "Bank"), and CREDIT CARD RECEIVABLES FUNDING CORPORATION, a Delaware corporation ("CCRFC").

                              W I T N E S S E T H:

               WHEREAS, CCRFC desires to purchase, from time to time, certain Receivables (hereinafter defined) originated or purchased by the Bank and arising under certain credit card accounts originated or purchased by the Bank;

               WHEREAS, the Bank desires to sell from time to time certain Receivables originated or purchased by the Bank to CCRFC upon the terms and conditions hereinafter set forth;

               WHEREAS, it is contemplated that the Receivables purchased hereunder will be transferred by CCRFC to the Trust (hereinafter defined) in connection with the issuance of certain Certificates (hereinafter defined); and

               WHEREAS, the Bank agrees that all covenants and agreements made by the Bank herein with respect to the Accounts (hereinafter defined) and Receivables shall also be for the benefit of the Trustee (hereinafter defined) and all beneficiaries of the Trust, including the holders of the Certificates.

               NOW, THEREFORE, it is hereby agreed by and between CCRFC and the Bank as follows:


                                  ARTICLE I

                                 DEFINITIONS

               Section 1.01. Definitions. All capitalized terms used herein or in any certificate, document, or Conveyance Paper made or delivered pursuant hereto, and not defined herein or therein, shall have the meaning ascribed thereto in the Pooling and Servicing Agreement; in addition, the following words and phrases shall have the following meanings:

               "Account" shall mean (a) each MasterCard[REGISTERED MARK](1) and VISA[REGISTERED MARK](1) account established pursuant to a Credit Card Agreement between an Account Owner and any Person, which account is identified by account number and by the receivables balance in the computer file, microfiche list or printed list delivered to CCRFC by the Bank on the Closing Date (b) each Additional Account (but only from and after the Addition Date with respect thereto), (c) each Related Account, and (d) each account into which an Account shall be transferred (a "Transferred Account") provided that (i) such transfer was made in accordance with the Credit Card Guidelines and
     (ii) such account can be traced or identified as an account into which an Account has been transferred, but shall exclude (g) any Account that (x) after the Removal Date, the newly generated Receivables in which shall not be assigned to CCRFC hereunder, (y) the right, title and interest of CCRFC in the Receivables in which are reassigned to the Bank pursuant to Section 6.01 or (z) the right, title and interest of the Trust in the Receivables in which are assigned and transferred to the Servicer pursuant to Section
     3.3 of the Pooling and Servicing Agreement.

     -------------
     (1) MasterCard and VISA are registered trademarks of MasterCard International Incorporated and of VISA USA, Inc., respectively.

               "Account Owner" shall mean the Bank, [New Bank] or any other entity which is the issuer of the credit card relating to an Account pursuant to a Credit Card Agreement.

               "Additional Account" shall mean each New Account and each Aggregate Additional Account.

               "Additional Cut-Off Date" shall mean (i) with respect to Aggregate Addition Accounts, the date specified as such in the notice delivered with respect thereto pursuant to Section 2.02, and
     (ii) with respect to New Accounts, the later of the dates on which such New Accounts are originated or designated pursuant to Section 2.03.

               "Addition Date" shall mean (a) with respect to Aggregate Addition Accounts, the date from and after which such Aggregate Addition Accounts are to be included as Accounts pursuant to
     Section 2.02 and (b) with respect to New Accounts, the first Distribution Date following the calendar month in which such New Accounts are originated.

               "Addition Notice Date" shall have the meaning specified in Section 2.02 of this Agreement.

               "Aggregate Addition Account" shall mean each Eligible Account that is designated pursuant to Section 2.02 to be included as an Account and is identified in the computer file or microfiche list delivered to CCRFC by the Bank pursuant to Sections 2.01 and 2.05.

               "Agreement" shall mean this Receivables Purchase
     Agreement and all amendments hereof and supplements hereto.

               "Bank" shall mean BankBoston (NH), National Association and its successor and assigns.

               "BKB CT" shall mean the Bank of Boston Connecticut and its successors and assigns.

               "CCRFC" shall mean Credit Card Receivables Financing Corporation and its permitted successors and assigns.

               "Closing Date" shall mean                  , 1997.

               "Conveyance" shall have the meaning specified in subsection 2.01(a).

               "Conveyance Papers" shall have the meaning specified in subsection 4.01(c).

               "Credit Adjustment" shall have the meaning specified in
     Section 3.02.

               "Debtor Relief Laws" shall mean (i) the Bankruptcy Code of the United States of America and (ii) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.

               "Finance Charge Receivables" shall mean all Receivables in the Accounts which would be treated as "Finance Charge
     Receivables" in accordance with the definition for such term in the Pooling and Servicing Agreement.

               "Initial Account" shall mean any Account designated as an "Account" hereunder and as an "Account" under the Pooling and Servicing Agreement on the Closing Date.

               "Initial Cut-Off Date" shall mean the close of business
     on             , 1997.

               "Insolvency Event" shall have the meaning specified in
     Section 8.02.

               "Interchange" shall mean interchange fees payable to an Account Owner in its capacity as credit card issuer, through VISA or MasterCard in connection with cardholder charges for goods and services with respect to the Accounts.

               "Investor Certificate" shall have the meaning specified in the Pooling and Serving Agreement.

               "New Account" shall mean each MasterCard and VISA consumer revolving credit card account established pursuant to a Credit Card Agreement, which account is designated pursuant to
     Section 2.03 to be included as an Account and is identified in the computer file or microfiche list delivered to CCRFC by the Bank pursuant to Sections 2.01 and 2.05.

               "New Principal Receivables" shall have the meaning set forth in Section 3.01.

               "Obligor" shall mean, with respect to each Account, each person that would be treated as an "Obligor" in accordance with the definition for such term in the Pooling and Servicing Agreement.

               "Pooling and Servicing Agreement" shall mean the Pooling
     and Servicing Agreement, dated as of             , 1997, among the
     Bank, as Servicer, CCRFC, as Transferor, and the Trustee, and all amendments and supplements thereto.

               "Portfolio Reassignment Price" shall mean the portion of the amount payable by CCRFC to the Trustee pursuant to Section 2.6 of the Pooling and Servicing Agreement with respect to the Receivables.

               "Principal Receivables" shall mean all Receivables in the Accounts that would be treated as "Principal Receivables" in accordance with the definition for such term in the Pooling and Servicing Agreement.

               "Receivables Purchase Agreements" shall have the meaning set forth in Section 5.02.

               "Purchase Price" shall have the meaning set forth in
     Section 3.01.

               "Purchased Assets" shall have the meaning set forth in
     Section 2.01.

               "Receivables" shall mean all amounts shown on the Servicer's records as amounts payable by Obligors on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables. Receivables that become Defaulted Receivables will cease to be included as Receivables as of the day on which they become Defaulted Receivables. Unless the context otherwise requires (whether or not there is a specific reference to the underlying receivable), any reference in this Agreement or any Supplemental Conveyance to a Receivable (including any Principal Receivable, Finance Charge Receivable or Defaulted Receivable) and any Collections thereon or other amounts recoverable with respect thereto (including any Insurance Proceeds or Recoveries with respect thereto) shall refer to only the fractional interest that is transferred from an Account Owner to the Bank pursuant to a Purchase Agreement in the amounts paid or payable by Obligors on the Accounts, which fractional interest may be less than a 100% fractional interest therein, and which fractional interest may exclude certain types of Receivables. Any reference in this Agreement to the "underlying receivable" with respect to a Receivable shall refer to the receivable in which such Receivable represents an undivided interest.

               "Removed Account" shall mean an Account hereunder that is a "Removed Account" (as such term is defined in the Pooling and Servicing Agreement) that is designated for removal pursuant to
     Section 2.10 of the Pooling and Servicing Agreement.

               "Repurchase Price" shall have the meaning set forth in
     Section 6.01(b).

               "Servicer" shall have the meaning set forth in the Pooling and Services Agreement.

               "Supplemental Conveyance" shall have the meaning set forth in Section 2.05.

               "Trust" shall mean the trust created by the Pooling and Servicing Agreement.

               "Trustee" shall mean                 , a New York banking
     corporation, the institution executing the Pooling and Servicing Agreement as, and acting in the capacity of Trustee thereunder, or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

               Section 1.02.  Other Definitional Provisions.

               (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate, other document, or Conveyance Paper made or delivered pursuant hereto unless otherwise defined therein.

               (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any Conveyance Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

               (c) All determinations of the principal or finance charge balance of Receivables, and of any collections thereof, shall be made in accordance with the Pooling and Servicing
     Agreement and all applicable Supplements.


                                  ARTICLE II

                    PURCHASE AND CONVEYANCE OF RECEIVABLES

               Section 2.01.  Purchase.

               (a) By execution of this Agreement, the Bank does hereby sell, transfer, assign, set over and otherwise convey to CCRFC (collectively, the "Conveyance"), without recourse except as provided herein, all its right, title and interest in, to and under
     (i) all of the Receivables in the Accounts owned by the Bank and all of the Receivables created in such Accounts following the initial Series Closing Date in the case of the Bank and upon origination of Accounts by the Bank and the Receivables in each Additional Account owned by the Bank designated from time to time for inclusion as an Account as of the date of such designation, whether such Receivables shall then be existing or shall thereafter be created and all monies due and or to become due and all amounts received with respect thereto and all proceeds (including, without limitation, "proceeds" as defined in the UCC) thereof and (ii) the right to receive Interchange and Recoveries with respect to such Receivables (the "Purchased Assets").

               (b)  In connection with such Conveyance, the Bank agrees
     (i) to record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables now existing and hereafter created, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Conveyance of such Purchased Assets from the Bank to CCRFC,
     (ii) that such financing statements shall name the Bank, as seller, and CCRFC, as purchaser, of the Receivables and (iii) to deliver a file-stamped copy of such financing statements or other evidence of such filings (excluding such continuation statements, which shall be delivered as filed) to CCRFC as soon as is practicable after filing.

               (c) In connection with such Conveyance, the Bank further agrees that it will, at its own expense, (i) on or prior to (x) the Closing Date, in the case of Initial Accounts, (y) the applicable Addition Date, in the case of Additional Accounts, and (z) the applicable Removal Date, in the case of Removed Accounts, to indicate in its computer files that, in the case of the Initial Accounts or the Additional Accounts, Receivables created in connection with such Accounts have been conveyed to CCRFC in accordance with this Agreement and have been conveyed by CCRFC to the Trustee pursuant to the Pooling and Servicing Agreement for the benefit of the Certificateholders by including (or deleting, in the case of newly originated Receivables in Removed Accounts) in such computer files the code identifying each such Account and (ii) on or prior to (w) the Closing Date, in the case of the Initial Accounts, (x) the date that is five Business Days after the applicable Addition Date, in the case of designation of Aggregate Addition Accounts, (y) the date that is [30] days after the applicable Addition Date, in the case of New Accounts, and (z) the date that is five Business Days after the applicable Removal Date, in the case of Removed Accounts, to deliver to CCRFC a computer file or microfiche list containing a true and complete list of all such Accounts specifying for each such Account, as of the Initial Cut-Off Date, in the case of the Initial Accounts, the applicable Additional Cut-off Date, in the case of Additional Accounts, and the applicable Removal Date, in the case of Removed Accounts,
     (A) its account number, (B) the aggregate amount outstanding in such Account and (C) the aggregate amount of Principal Receivables in such Account. Each such file or list, as supplemented from time to time to reflect Additional Accounts or Removed Accounts, shall be marked as Schedule I to this Agreement, shall be delivered to CCRFC, and is hereby incorporated into and made a part of this Agreement. The Bank further agrees not to alter the code referenced in clause (i) of this paragraph with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account.

               (d) The parties hereto intend that the conveyance of the Bank's right, title and interest in and to the Receivables shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from the Bank to CCRFC. It is the intention of the parties hereto that the arrangements with respect to the Receivables shall constitute a purchase and sale of such Receivables and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Bank shall be deemed to have granted and does hereby grant to CCRFC a first priority perfected security interest, in all of the bank's right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables and other Purchased Assets to secure the rights of CCRFC hereunder and the obligations of the Bank hereunder.

               Section 2.02.  Addition of Aggregate Addition Accounts.

               (a) If, from time to time, CCRFC becomes obligated to designate Aggregate Addition Accounts (as such term is defined in the Pooling and Servicing Agreement) pursuant to subsection 2.9(a) of the Pooling and Servicing Agreement, then CCRFC may, at its option, give the Bank written notice thereof on or before the eighth Business Day (the "Addition Notice Date") prior to the Addition Date therefor, and upon receipt of such notice the Bank shall on or before the Addition Date, designate sufficient Eligible Accounts to be included as Additional Accounts so that after the inclusion thereof CCRFC will be in compliance with the requirements of said subsection 2.9(a). Additionally, subject to subsections 2.9(b) and (c) of the Pooling and Servicing Agreement and subsection 2.02(b), from time to time Eligible Accounts may be designated to be included as Aggregate Addition Accounts, upon the mutual agreement of CCRFC and the Bank. In either event, the Bank shall have sole responsibility for selecting the Aggregate Addition Accounts.

               (b) On the Addition Date with respect to any designation of Aggregate Addition Accounts, CCRFC shall purchase the Bank's right, title and interest in, to and under the Receivables in Aggregate Addition Accounts (and such Aggregate Addition Accounts shall be deemed to be Accounts for purposes of this Agreement), subject to the satisfaction of the following conditions:

               (i) any Aggregate Addition Accounts shall all be Eligible Accounts;

               (ii) the Bank shall have delivered to CCRFC copies of UCC-1 financing statements covering such Aggregate Addition Accounts, if necessary to perfect CCRFC's undivided interest in the Receivables arising therein;

               (iii) to the extent required of CCRFC by Section 4.3 of the Pooling and Servicing Agreement, the Bank shall have deposited in the Collection Account all Collections with respect to such Aggregate Addition Accounts since the Additional Cut-Off Date;

               (iv) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Bank shall have occurred nor shall the transfer of the Receivables arising in the Aggregate Addition Accounts to CCRFC have been made in contemplation of the occurrence thereof;

               (v) solely with respect to Aggregate Addition Accounts designated pursuant to the second sentence of subsection 2.02(a), the Rating Agency Condition shall have been satisfied;

               (vi) the Bank shall have delivered to CCRFC an Officer's Certificate, dated the Addition Date, confirming, to the extent applicable, the items set forth in clauses (i) through (v) above; and

               (vii) the transfer of the Receivables arising in the Aggregate Addition Accounts to CCRFC and by CCRFC to the Trust will not result in an Adverse Effect and, in the case of Aggregate Addition Accounts, the Bank shall have delivered to CCRFC an Officer's Certificate, dated the Addition Date, stating that the Bank reasonably believes that the addition of the Receivables arising in the Aggregate Addition Accounts to CCRFC and by CCRFC to the Trust will not have an Adverse Effect.

               Section 2.03.  Addition of New Accounts.

               (a) Upon the mutual agreement of CCRFC and the Bank, subject to compliance by CCRFC with the conditions specified in subsections 2.9(d) and (e) of the Pooling and Servicing Agreement and compliance by the Bank with subsection 2.03(b), the Bank may designate newly originated Eligible Accounts to be included as New Accounts. Upon such designation, such New Accounts shall be deemed to be Accounts hereunder. The Bank shall take all actions necessary to comply, or to enable CCRFC to comply, with the requirements of Section 2.9 of the Pooling and Servicing Agreement and shall cooperate with CCRFC to enable it to perform with respect to the Receivables in such New Accounts all actions specified in subsections 2.9(d) and (e) of the Pooling and Servicing Agreement.

               (b) On the Addition Date with respect to any New Accounts, CCRFC shall purchase the Bank's right, title and interest in, to and under the Receivables in New Accounts (and such New Accounts shall be deemed to be Accounts for purposes of this Agreement) as of the close of business on the applicable Additional Cut-Off Date, subject to the satisfaction of the following conditions:

               (i)    the New Accounts shall all be Eligible Accounts;

               (ii) the Bank shall have delivered to CCRFC copies of UCC-1 financing statements covering such New Accounts, if necessary to perfect CCRFC's interest in the Receivables arising therein;

               (iii) to the extent required of CCRFC by Section 4.3 of the Pooling and Servicing Agreement, the Bank shall have deposited in the Collection Account all Collections with respect to such New Accounts since the Additional Cut-Off Date;

               (iv) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to the related Account Owner shall have occurred nor shall the transfer of the Receivables arising in the New Accounts to CCRFC have been made in contemplation of the occurrence thereof; and

               (v) the transfer of the Receivables arising in the New Accounts to CCRFC and by CCRFC to the Trust will not result in the occurrence of a Pay Out Event or a Reinvestment Event.

               Section 2.04. Representations and Warranties. The Bank hereby represents and warrants to CCRFC as of the related Addition Date as to the matters set forth in Sections 2.02(b)(v) and (vi) above and that, in the case of Additional Accounts, the list delivered pursuant to Section 2.05 below is, as of the applicable Additional Cut-Off Date, true and complete in all material respects.

               Section 2.05. Delivery of Documents. In the case of the designation of Additional Accounts, the Bank shall deliver to CCRFC
     (i) the computer file or microfiche list required to be delivered pursuant to Section 2.01 with respect to such Additional Accounts on the date such file or list is required to be delivered pursuant to Section 2.01 (the "Document Delivery Date") and (ii) a duly executed, written assignment (including an acceptance by CCRFC), substantially in the form of Exhibit A (the "Supplemental Conveyance"), on the Document Delivery Date. In addition, in the case of the designation of New Accounts, the Bank shall deliver to CCRFC on the Document Delivery Date an Officer's Certificate confirming, to the extent applicable, the items set forth in clause
     (i) through (v) of subsection 2.03(b) above.


                                 ARTICLE III

                          CONSIDERATION AND PAYMENT

               Section 3.01.  Purchase Price.

               (a) The "Purchase Price" for the Receivables in the Initial Accounts as of the Initial Cut-Off Date conveyed to CCRFC under this Agreement shall be payable on the Closing Date and shall be an amount equal to 100% of the aggregate balance of Principal Receivables in those Accounts as of the Initial Cut-Off Date, adjusted to reflect such factors as the Bank and CCRFC mutually agree will result in a Purchase Price determined to be the fair market value of such Receivables. This computation of initial purchase price should assume no reinvestment in new Receivables. The Purchase Price for the Receivables (including Receivables in Additional Accounts) to be conveyed to CCRFC under this Agreement which come into existence after the Closing Date, shall be payable on the Distribution Date following the Monthly Period in which such Receivables are conveyed by the Bank to CCRFC in an amount equal to 100% of the aggregate balance of the Principal Receivables so conveyed (the "New Principal Receivables"), adjusted to reflect such factors as the Bank and CCRFC mutually agree will result in a Purchase Price determined to be the fair market value of such New Principal Receivables.

               (b) The Purchase Price to be paid by CCRFC on the Closing Date and on each Distribution Date following a Monthly Period during which New Principal Receivables are conveyed to CCRFC shall be paid in cash.

               Section 3.02. Adjustments to Purchase Price. The Purchase Price shall be adjusted on each Distribution Date (a "Credit Adjustment") with respect to any Receivable previously conveyed to CCRFC by the Bank which has since been reversed by the Bank or the Servicer because of a rebate, refund, unauthorized charge or billing error to a cardholder because such Receivable was created in respect of merchandise which was refused or returned by a cardholder or due to the occurrence of any other event referred to in Section 3.09 of the Pooling and Servicing Agreement. The amount of such adjustment shall equal (x) the reduction in the principal balance of such Receivable resulting from the occurrence of such event multiplied by (y) the quotient (expressed as a percentage) of (i) the Purchase Price for Principal Receivables payable on such Distribution Date computed in accordance with
     Section 3.01 divided by (ii) the Principal Receivables paid for on such date pursuant to such Section. In the event that an adjustment pursuant to this Section 3.02 causes the Purchase Price to be a negative number, the Bank agrees that, not later than 1:00 P.M. New York City time on such Distribution Date, the Bank shall pay to CCRFC an amount equal to the amount by which the Purchase Price minus the Credit Adjustment would be a negative number.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

               Section 4.01. Representations and Warranties of the Bank Relating to the Bank. The Bank hereby represents and warrants to, and agrees with, CCRFC as of the Closing Date and on each Addition Date, that:

               (a) Organization and Good Standing. The Bank is a corporation duly organized and validly existing in good standing under the laws of the United States of America and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

               (b) Due Qualification. The Bank is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would (i) render any Credit Card Agreement relating to an Account, any Receivable or this Agreement unenforceable by the Bank, CCRFC or the Trust and
     (ii) have a material adverse effect on the Investor
     Certificateholders.

               (c) Due Authorization. The execution, delivery and performance of this Agreement and each Purchase Agreement and any other document or instrument delivered pursuant hereto, including any Supplemental Conveyance (such other documents or instruments, collectively, the "Conveyance Papers"), and the consummation of the transactions provided for in this Agreement and the Conveyance Papers have been duly authorized by the Bank by all necessary corporate action on the part of the Bank.

               (d) No Conflict. The execution and delivery of this Agreement and the Conveyance Papers by the Bank, the performance of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment of the terms of this Agreement and the Conveyance Papers will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Bank is a party or by which it or any of its properties are bound.

               (e) No Violation. The execution, delivery and performance of this Agreement and the Conveyance Papers by the Bank and the fulfillment of the terms contemplated herein and therein applicable to the Bank will not conflict with or violate any Requirements of Law applicable to the Bank.

               (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Bank, threatened against the Bank, before any Governmental Authority (i) asserting the invalidity of this Agreement or the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of the Bank, would materially and adversely affect the performance by the Bank of its obligations under this Agreement or the Conveyance Papers, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Conveyance Papers or (v) seeking to affect adversely the income tax attributes of the Trust under the United States Federal or New Hampshire income tax systems.

               (g) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Bank in connection with the execution and delivery by the Bank of this Agreement and the Conveyance Papers and the performance of the transactions contemplated by this Agreement or the Conveyance Papers by the Bank have been duly obtained, effected or given and are in full force and effect.

               The representations and warranties set forth in this
     Section 4.01 shall survive the transfer and assignment of the Receivables to CCRFC. Upon discovery by the Bank or CCRFC of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other party and the Trustee within three Business Days following such discovery.

               Section 4.02. Representations and Warranties of the Bank Relating to the Agreement and the Receivables.

               (a) Representations and Warranties. The Bank hereby represents and warrants to CCRFC as of the date of this Agreement, as of the Closing Date and, with respect to Additional Accounts, as of the related Addition Date that:

               (i) this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance, each constitutes a legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity;

               (ii) as of the Initial Cut-Off Date, and as of the related Additional Cut-Off Date with respect to Additional Accounts, Schedule I to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of the Initial Cut-Off Date or such Additional Cut-Off Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Initial Cut-Off Date or such applicable Additional Cut-Off Date, as the case may be, and as of the Initial Cut-Off Date, the aggregate amount of Receivables in all the Initial Accounts was $
                         , of which $                were Principal
          Receivables;

               (iii) each Receivable has been conveyed to CCRFC free and clear of any Lien of any Person claiming through or under the Bank or any of its other affiliates (other than Liens permitted under subsection 2.7(b) of the Pooling and Servicing Agreement)

               (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Bank in connection with the conveyance of Receivables to CCRFC have been duly obtained, effected or given and are in full force and effect;

               (v) this Agreement or, in the case of Additional Accounts, the related Supplemental Conveyance constitutes a valid sale, transfer and assignment to CCRFC of all right, title and interest of the Bank in the Receivables and the proceeds thereof and the Interchange payable pursuant to this Agreement and the Recoveries payable pursuant to this Agreement [or, if this Agreement or, in the case of Additional Accounts, the related Supplemental Conveyance does not constitute a sale of such property, it constitutes a grant of a first priority perfected "security interest" (as defined in the UCC) in such property to CCRFC, which, in the case of existing Receivables and the proceeds thereof and said Recoveries and Interchange, is enforceable upon execution and delivery of this Agreement, or, with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, CCRFC shall have a first priority perfected security or ownership interest in such property and proceeds];

               (vi) on the Initial Cut-Off Date, each Account is an Eligible Account and, in the case of Additional Accounts, on the Additional Cut-Off Date, each related Additional Account is an Eligible Account;

               (vii) on the Initial Cut-Off Date, each Receivable then existing is an Eligible Receivable, and in the case of Additional Accounts, on the applicable Additional Cut-Off Date, each Receivable generated thereunder is an Eligible Receivable;

               (viii) as of the date of the creation of any new
          Receivable, such Receivable is an Eligible Receivable;

               (ix) no selection procedures believed by the Bank to be materially adverse to the interests of CCRFC or the Investor Certificateholders have been used in selecting such Accounts; and

               (x) the Receivables are "accounts" or "general intangibles" for the purposes of the UCC.

               (b) Notice of Breach. The representations and warranties set forth in this Section 4.02 shall survive the transfer and assignment of the Receivables to CCRFC. Upon discovery by either the Bank or CCRFC of a breach of any of the representations and warranties set forth in this Section 4.02, the party discovering such breach shall give written notice to the other party and the Trustee within three Business Days following such discovery; provided that the failure to give notice within three Business Days does not preclude subsequent notice. The Bank hereby acknowledges that CCRFC intends to rely on the representations hereunder in connection with representations made by CCRFC to secured parties, assignees or subsequent transferees including but not limited to transfers made by CCRFC to the Trust pursuant to the Pooling and Servicing Agreement and that the Trustee may enforce such representations directly against the Bank.

               Section 4.03. Representations and Warranties of CCRFC. As of the Closing Date, CCRFC hereby represents and warrants to, and agrees with, the Bank that:

               (a) Organization and Good Standing. CCRFC is a corporation duly organized and validly existing under the laws of the State of Delaware and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement.

               (b) Due Authorization. The execution and delivery of this Agreement and the Conveyance Papers and the consummation of the transactions provided for in this Agreement and the Conveyance Papers have been duly authorized by CCRFC by all necessary corporate action on the part of CCRFC.

               (c) No Conflict. The execution and delivery of this Agreement and the Conveyance Papers by CCRFC, the performance of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment of the terms of this Agreement and the Conveyance Papers applicable to CCRFC, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which CCRFC is a party or by which it or any of its properties are bound.

               (d) No Violation. The execution, delivery and performance of this Agreement and the Conveyance Papers by CCRFC and the fulfillment of the terms contemplated herein and therein applicable to CCRFC will not conflict with or violate any Requirements of Law applicable to CCRFC.

               (e) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of CCRFC, threatened against CCRFC, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of CCRFC, would materially and adversely affect the performance by CCRFC of its obligations under this Agreement or the Conveyance Papers or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Conveyance Papers.

               (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by CCRFC in connection with the execution and delivery by CCRFC of this Agreement and the Conveyance Papers and the performance of the transactions contemplated by this Agreement and the Conveyance Papers have been duly obtained, effected or given and are in full force and effect.

               The representations and warranties set forth in this
     Section 4.03 shall survive the Conveyance of the Receivables to CCRFC. Upon discovery by CCRFC or the Bank of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.


                                  ARTICLE V

                                  COVENANTS

               Section 5.01. Covenants of the Bank. The Bank hereby covenants and agrees with CCRFC as follows:

                (a) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, the Bank will take no action to cause any Receivable (or underlying receivable) to be evidenced by any instrument (as defined in the UCC) and if any Receivable (or underlying receivable) is so evidenced as a result of any action by the Bank it shall be deemed to be an Ineligible Receivable in accordance with Section 6.01(a) and shall be reassigned to the Bank in accordance with Section 6.01(b)

               (b) Security Interests. Except for the conveyances hereunder, the Bank will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with CCRFC's ownership of the Receivables or grant, create, incur, assume or suffer to exist any Lien on, any Receivable (or the underlying receivable), whether now existing or hereafter created, or any interest therein, and the Bank shall not claim any ownership interest in the Receivables and shall defend the right, title and interest of CCRFC in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Bank; provided, however, that nothing in this section shall prevent or be deemed to prohibit the Bank from suffering to exist upon any of the Receivables or Participation Interests any Liens for taxes if such taxes if such taxes shall not at the time be due and payable or if the Bank shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto. Notwithstanding the foregoing, nothing in this section shall be construed to prevent or be deemed to prohibit the transfer of the Exchangeable Transferor Certificate and certain other rights of the Transferor in accordance with the terms of this Agreement and any related Supplement.

               (c) Transferor's Interest. Except for the conveyances hereunder, in connection with any transaction permitted by Section
     7.2 of the Pooling and Servicing Agreement and as provided in subsection 2.9(g) and Section 6.3 of the Pooling and Servicing Agreement, the Bank agrees not to transfer, sell, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Transferor's Interest represented by the Transferor Certificate or any Supplemental Certificate and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation, grant or sale shall be void.

               (d) Account Allocations. In the event that the Bank is unable for any reason to transfer Receivables to CCRFC in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 8.02 or any order of any Governmental Authority), then, in any such event, the Bank agrees (except as prohibited by any such order) to allocate and pay to CCRFC, after the date of such inability, all amounts in the manner by which CCRFC will allocate and pay to the Trust after such inability by CCRFC pursuant to
     Section 2.11 of the Pooling and Servicing Agreement.

               (e) Notice of Liens. The Bank shall notify CCRFC promptly after becoming aware of any Lien on any Receivable (or on the underlying receivable) other than the conveyances hereunder and under the Pooling and Servicing Agreement.

               (f) Interchange. Not later than 1:00 p.m., New York City time, on each Transfer Date, the Bank shall deposit into the Collection Account, in immediately available funds, (i) the amount of Interchange to be included as Collections of Finance Charge Receivables with respect to the preceding Monthly Period or (ii) if at any time the Bank cannot identify the amount of such Interchange, the amount reasonably estimated by the Bank as the amount of such Interchange.

               (g) Documentation of Transfer. The Bank shall undertake to file the documents which would be necessary to perfect and maintain the transfer of the Purchased Assets to CCRFC.

               (h) Segregation of Accounts. The records and agreements relating to the Accounts and Receivables may not be segregated by the Account Owners from other documents and agreements relating to other credit card accounts and receivables and may not be stamped or marked to reflect the sale or transfer of the Receivables to the Transferor, but the records of the Account Owners will be marked to evidence such sale or transfer.

               Section 5.02. Covenants of CCRFC with Respect to Receivables Purchase Agreements. CCRFC, in its capacity as purchaser of Receivables from any other Account Owner pursuant to a receivables purchase agreement in, or substantially in, the form of this agreement (each a "Receivables Purchase Agreement") hereby covenants that CCRFC will at all times enforce the covenants and agreements of the Account Owner in such Receivables Purchase Agreement, including covenants substantially to the effect set forth below:

               (a) Periodic Rate Finance Charges. (i) Except (x) as otherwise required by any Requirements of Law or (y) as is deemed by the related Account Owner to be necessary in order for it to maintain its credit card business or a program operated by such credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition with respect to the credit card business or such program, it shall not at any time take any action which would have the effect of reducing the Portfolio Yield to a level that could be reasonably expected to cause any Series to experience any Pay Out Event or Reinvestment Event based on the insufficiency of the Portfolio Yield or any similar test and (ii) except as otherwise required by any Requirements of Law, it shall not take any action which would have the effect of reducing the Portfolio Yield to be less than the highest Average Rate for any Group.

               (b) Credit Card Agreements and Guidelines. Subject to compliance with all Requirements of Law and paragraph (a) above, any Account Owner as the case may be, may change the terms and provisions of the applicable Credit Card Agreements or the applicable Credit Card Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the Periodic Rate Finance Charges to be assessed thereon). Notwithstanding the above, unless required by Requirements of Law or as permitted by Section 5.02(a), no Account Owner will take action with respect to the applicable Credit Card Agreements or the applicable Credit Card Guidelines, which, at the time of such action, such Account Owner reasonably believes will have a material adverse effect on the Investor Certificateholders.

               CCRFC further covenants that it will not enter into any amendments to the Receivables Purchase Agreements or enter into a new Receivables Purchase Agreement unless the Rating Agency
     Condition has been satisfied.

               CCRFC covenants that, at any time that the Bank is not the Servicer under the Pooling and Servicing Agreement, it will provide the Bank with such information as the Bank may reasonably request to enable the Bank to determine compliance with the covenants contained in Section 5.02(b).


                                  ARTICLE VI

                            REPURCHASE OBLIGATION

               Section 6.01.  Reassignment of Ineligible Receivables.

               (a)  In the event any representation or warranty under
     Section 4.02(a)(ii), (iii), (iv), (vi), (vii) or (viii) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and as a result of such breach CCRFC is required to accept reassignment of Ineligible Receivables previously sold by the Bank to CCRFC pursuant to Section 2.5(a) of the Pooling and Servicing Agreement, the Bank shall accept reassignment of CCRFC's interest in such Ineligible Receivables on the terms and conditions set forth in
     Section 6.01(b).

               (b) The Bank shall accept reassignment of any Ineligible Receivables previously sold by the Bank to CCRFC from CCRFC on the date on which such reassignment obligation arises, and shall pay for such reassigned Ineligible Receivables by paying to CCRFC, not later than 3:00 p.m., New York City time on such date, an amount equal to the unpaid principal balance of such Ineligible Receivables plus accrued and unpaid finance charges at the annual percentage rate applicable to such Receivables from the last date billed through the end of the Monthly Period in which such reassignment obligation arises. Upon reassignment of such Ineligible Receivables, CCRFC shall automatically and without further action be deemed to sell, transfer, assign, set-over and otherwise convey to the Bank, without recourse, representation or warranty, all the right, title and interest of CCRFC in and to such Ineligible Receivables, all monies due or to become due with respect thereto and all proceeds thereof; and such reassigned Ineligible Receivables shall be treated by CCRFC as collected in full as of the date on which they were transferred. CCRFC shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Bank to effect the conveyance of such Ineligible Receivables pursuant to this subsection.

               Section 6.02. Reassignment of Certificateholders' Interest in Trust Portfolio. In the event any representation or warranty set forth in Section 4.01(a) or (c) or Section 4.02(a)(i) or (a)(v) is not true and correct in any material respect and as a result of such breach CCRFC is required to accept a reassignment of the Certificateholders' Interest in the Receivables previously sold by the Bank to CCRFC pursuant to Section 2.6 of the Pooling and Servicing Agreement, the Bank shall be obligated to accept a reassignment of CCRFC's interest in such Receivables on the terms set forth below.

               The Bank shall pay to CCRFC by depositing in the Collection Account in immediately available funds, not later than 1:00 P.M. New York City time, on the first Transfer Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the amount specified in Section 2.06 of the Pooling and Servicing Agreement.


                                 ARTICLE VII

                             CONDITIONS PRECEDENT

               Section 7.01. Conditions to CCRFC's Obligations Regarding Initial Receivables. The obligations of CCRFC to purchase the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

               (a) All representations and warranties of the Bank contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date;

               (b) All information concerning the Initial Accounts provided to CCRFC shall be true and correct as of the Initial Cut-Off Date in all material respects;

               (c) The Bank shall have (i) delivered to CCRFC a computer file or microfiche list containing a true and complete list of all Initial Accounts identified by account number and by the Receivables balance as of the Initial Cut-Off Date and (ii) substantially performed all other obligations required to be performed by the provisions of this Agreement;

               (d) The Bank shall have recorded and filed, at its expense, any financing statement with respect to the Receivables (other than Receivables in Additional Accounts) now existing and hereafter created for the transfer of accounts and general intangibles (each as defined in Section 9-106 of the UCC) meeting the requirements of applicable state law in such manner and in such jurisdiction as would be necessary to perfect the sale of and security interest in the Receivables from the Bank to CCRFC, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings to CCRFC;

               (e) On or before the Closing Date, CCRFC and the Trustee shall have entered into the Pooling and Servicing Agreement and the closing under the Pooling and Servicing Agreement shall take place simultaneously with the initial closing hereunder; and

               (f) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to CCRFC, and CCRFC shall have received from the Bank copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as CCRFC may reasonably have requested.

               Section 7.02.  Conditions Precedent to the Bank's
     Obligations. The obligations of the Bank to sell Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

               (a) All representations and warranties of CCRFC contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date;

               (b) Payment or provision for payment of the Purchase Price in accordance with the provision of Section 3.01 hereof shall have been made; and

               (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Bank, and the Bank shall have received from CCRFC copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Bank may reasonably have requested.


                                 ARTICLE VIII

                        TERM AND PURCHASE TERMINATION

               Section 8.01. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue until the termination of the Trust as provided in Article XII of the Pooling and Servicing Agreement.

               Section 8.02. Purchase Termination. If the Bank shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or if a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Bank in an involuntary case under any Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of the Bank or for any substantial part of the Bank's property, or for the winding-up or liquidation of the Bank's affairs and, if instituted against the Bank, any such proceeding shall continue undismissed or unstayed and in effect, for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur; or if the Bank shall commence a voluntary case under any Debtor Relief Law, or if the Bank shall consent to the entry of an order for relief in an involuntary case under any Debtor Relief Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of, or for, any substantial part of its property, or any general assignment for the benefit of its creditors; or the Bank or any subsidiary of the Bank shall have taken any corporate action in furtherance of any of the foregoing actions (each an "Insolvency Event"); then the Bank shall immediately cease to transfer Principal Receivables to CCRFC and shall promptly give notice to CCRFC and the Trustee of such Insolvency Event. Notwithstanding any cessation of the transfer to CCRFC of additional Principal Receivables, Principal Receivables transferred to CCRFC prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, shall continue to be property of CCRFC available for transfer by CCRFC to the Trust pursuant to the Pooling and Servicing Agreement.


                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

               Section 9.01. Amendment. This Agreement and any Conveyance Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by CCRFC and the Bank in accordance with this
     Section 9.01. This Agreement and any Conveyance Papers may be amended from time to time by CCRFC and the Bank (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or in any such other Conveyance Papers, (iii) to add any other provisions with respect to matters or questions arising under this Agreement or any Conveyance Papers which shall not be inconsistent with the provisions of this Agreement or any Conveyance Papers, (iv) to change or modify the Purchase Price and (v) to change, modify, delete or add any other obligation of the Bank or CCRFC; provided, however, that no amendment pursuant to clause (iv) or (v) of this
     Section 9.01 shall be effective unless the Bank and CCRFC have been notified in writing that the Rating Agency Condition has been satisfied; provided, further, that such action shall not (as evidenced by an Opinion of Counsel delivered to the Trustee) adversely affect in any material respect the interests of the Trustee or the Investor Certificateholders, unless the Trustee shall consent thereto. Any reconveyance executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement. A copy of any amendment to this Agreement shall be sent to the Rating Agency.

               Section 9.02. Governing Law. THIS AGREEMENT AND THE CONVEYANCE PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [DELAWARE], WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               Section 9.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to (a) in the case of
     the Bank,                                          , Attention:
               (facsimile no.             ), (b) in the case of CCRFC,
                                          Attention:
     (facsimile no.               ), (c) in the case of the Trustee,
                                                , Attention:
                                   (facsimile no.               ; or, as
     to each party, at such other address as shall be designated by such party in a written notice to each other party.

               Section 9.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any Conveyance Paper shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement or any Conveyance Paper and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Conveyance Paper.

               Section 9.05. Assignment. Notwithstanding anything to the contrary contained herein, other than CCRFC's assignment of its rights, title, and interests in, to, and under this Agreement to the Trustee for the benefit of the beneficiaries of the Trust, including the Certificateholders as contemplated by the Pooling and Servicing Agreement and Section 9.06 hereof, this Agreement and all other Conveyance Papers may not be assigned by the parties hereto; provided, however, that the Bank shall have the right to assign its rights, title and interests, in to and under this Agreement to (i) any successor by merger assuming this Agreement (ii) to any affiliate owned directly or indirectly by BankBoston Corporation which assumes the obligations of this Agreement or (iii) to any entity provided that the Rating Agency has advised CCRFC and the Bank that the Rating Agency Condition has been satisfied.

               Section 9.06. Acknowledgement and Agreement of the Bank. By execution below, the Bank expressly acknowledges and agrees that all of CCRFC's right, title, and interest in, to, and under this Agreement, including, without limitation, all of CCRFC's right, title, and interest in and to the Receivables purchased pursuant to this Agreement, shall be assigned by CCRFC to the Trustee for the benefit of the beneficiaries of the Trust, including the Certificateholders, and the Bank consents to such assignment. The Bank further agrees that notwithstanding any claim, counterclaim, right or setoff or defense which it may have against CCRFC, due to a breach by CCRFC of this Agreement or for any other reason, and notwithstanding the bankruptcy of CCRFC or any other event whatsoever, the Bank's sole remedy shall be a claim against CCRFC for money damages and, then only to the extent of funds received by CCRFC pursuant to the Pooling and Servicing Agreement, and in no event shall the Bank assert any claim on or any interest in the Receivables or any proceeds thereof or take any action which would reduce or delay receipt by Certificateholders of collections with respect to the Receivables. Additionally, the Bank agrees for the benefit of the Trustee that any amounts payable by the Bank to CCRFC hereunder which are to be paid by CCRFC to the Trustee for the benefit of the Certificateholders shall be paid by the Bank, on behalf of CCRFC, directly to the Trustee.

               Section 9.07. Further Assurances. CCRFC and the Bank agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party or the Trustee more fully to effect the purposes of this Agreement, the Conveyance Papers and the Pooling and Servicing Agreement, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the UCC or other law of any applicable jurisdiction.

               Section 9.08. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of CCRFC or the Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Subject to Section 9.06, the rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

               Section 9.09. Counterparts. This Agreement and all Conveyance Papers may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

               Section 9.10. Binding; Third-Party Beneficiaries. This Agreement and the Conveyance Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trustee shall be considered a third-party beneficiary of this Agreement.

               Section 9.11. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the Conveyance Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Conveyance Papers. This Agreement and the Conveyance Papers may not be modified, amended, waived or supplemented except as provided herein.

               Section 9.12. Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

               Section 9.13. Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

               Section 9.14.  Survival of Representations and
     Warranties. All representations, warranties and agreements contained in this Agreement or contained in any Supplemental
     Conveyance, shall remain operative and in full force and effect and shall survive conveyance of the Receivables by CCRFC to the Trustee pursuant to the Pooling and Servicing Agreement.

               Section 9.15. Nonpetition Covenant. The Bank hereby covenants and agrees that prior to the date which is one year and one day after the payment in full of all Investor Certificates of all Series, it will not institute against or join any other Person in instituting against CCRFC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.


               IN WITNESS WHEREOF, the undersigned have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

                                BANKBOSTON (NH), NATIONAL ASSOCIATION

                                By:__________________________________
                                Title:_______________________________


                                CREDIT CARD RECEIVABLES FUNDING
                                CORPORATION

                                By:__________________________________
                                Title:_______________________________




                                                              EXHIBIT A

                        FORM OF SUPPLEMENTAL CONVEYANCE

                        (As required by Section 2.05 of
                      the Receivables Purchase Agreement)


               SUPPLEMENTAL CONVEYANCE No.     dated as of          , 19
      , by and between BANKBOSTON (NH), NATIONAL ASSOCIATION, as
     Transferor ("the Bank"), and CREDIT CARD RECEIVABLES FINANCING CORPORATION ("CCRFC"), pursuant to the Receivables Purchase
     Agreement referred to below.

                                   WITNESSETH:

               WHEREAS, the Bank and CCRFC are parties to a Receivables
     Purchase Agreement, dated as of                 , 1997 (hereinafter
     as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Receivables Purchase Agreement");

               WHEREAS, pursuant to the Receivables Purchase Agreement, the Bank wishes to designate Additional Accounts to be included as Accounts and the Bank wishes to convey its right, title and interest in the Receivables of such Additional Accounts, whether now existing or hereafter created, to CCRFC pursuant to the Receivables Purchase Agreement (as each such term is defined in the Receivables Purchase Agreement); and

               WHEREAS, CCRFC is willing to accept such designation and conveyance subject to the terms and conditions hereof.

               NOW, THEREFORE, the Bank and CCRFC hereby agree as follows:

               1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables
     Purchase Agreement unless otherwise defined herein.

               "Addition Date" shall mean, with respect to the
     Additional Accounts designated hereby,              , 19  .

               "Additional Cut-Off Date" shall mean, with respect to the
     Additional Accounts designated hereby,             , 19  .

               2. Designation of Additional Accounts. The Bank delivers herewith a computer file or microfiche list containing a true and complete schedule identifying all such Additional Accounts and specifying for each such Account, as of the Additional Cut-Off Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account. Such computer file, microfiche list or other documentation shall be as of the date of this Supplemental Conveyance incorporated into and made part of this Supplemental Conveyance and is marked as Schedule I to this Supplemental Conveyance.

               3.  Conveyance of Receivables.

               (a) The Bank does hereby sell, transfer, assign, set over and otherwise convey to CCRFC, without recourse except as provided in the Receivables Purchase Agreement, all its right, title and interest in, to and under (i) the Receivables generated by such Additional Accounts, now existing at the close of business on the Additional Cut-Off Date and hereafter created until termination of the Receivables Purchase Agreement, all monies due or to become due and all amounts received with respect thereto and all "proceeds" (including, without limitation, "proceeds" as defined in Article 9 of the UCC) thereof and (ii) the right to receive Interchange and Recoveries with respect to such Receivables.

               (b) In connection with such sale, the Bank agrees to record and file, at its own expense, one or more financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables, now existing and hereafter created, for the transfer of accounts and general intangibles meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of and the security interest in the Receivables to CCRFC, and to deliver a file-stamped copy of such financing statement or other evidence of such filing to CCRFC.

               (c) In connection with such sale, the Bank further agrees, at its own expense, on or prior to the date of this Supplemental Conveyance, to indicate in the appropriate computer files or microfiche list that all Receivables created in connection with the Additional Accounts designated hereby have been conveyed to CCRFC pursuant to this Supplemental Conveyance.

               4. Acceptance by CCRFC. CCRFC hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to CCRFC pursuant to
     Section 3(a) of this Supplemental Conveyance, and declares that it shall maintain such right, title and interest. CCRFC further acknowledges that, prior to or simultaneously with the execution and delivery of this Supplemental Conveyance, the Bank delivered to CCRFC the computer file or microfiche list described in Section 2 of this Supplemental Conveyance.

               5. Representations and Warranties of the Bank. The Bank hereby represents and warrants to CCRFC as of the date of this Supplemental Conveyance and as of the Addition Date that:

               (a) Legal, Valid and Binding Obligation. This Supplemental Conveyance constitutes a legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity;

               (b) Eligibility of Accounts. On the Additional Cut-Off Date, each Additional Account designated hereby is an Eligible Account;

               (c) No Liens. Each Receivable in an Additional Account designated hereby has been conveyed to CCRFC free and clear of any Lien of any Person claiming through or under the Bank or any of its other affiliates (other than Liens permitted under subsection 2.7(b) of the Pooling and Servicing Agreement);

               (d) Eligibility of Receivables. On the Additional Cut-Off Date, each Receivable existing in an Additional Account designated hereby is an Eligible Receivable and as of the date of creation of any Receivable in an Additional Account designated hereby, such Receivable is an Eligible Receivable;

               (e) Selection Procedures. No selection procedure believed by the Bank to be adverse to the interests of CCRFC or the Investor Certificateholders was utilized in selecting the Additional Accounts;

               (f) Transfer of Receivables. This Supplemental Conveyance constitutes a valid sale, transfer and assignment to CCRFC of all right, title and interest of the Bank in the Receivables arising in the Additional Accounts designated hereby now existing or hereafter created, all monies due or to become due and all amounts received with respect thereto and the "proceeds" (including, without limitation, "proceeds" as defined in Article 9 of the UCC) thereof and the Interchange and the Recoveries with respect thereto;

               (g) No Conflict. The execution and delivery of this Supplemental Conveyance, the performance of the transactions contemplated by this Supplemental Conveyance and the fulfillment of the terms hereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Bank is a party or by which it or its properties are bound;

               (h) No Violation. The execution and delivery of this Supplemental Conveyance by the Bank, the performance of the transactions contemplated by this Supplemental Conveyance and the fulfillment of the terms hereof applicable to the Bank will not conflict with or violate any Requirements of Law applicable to the Bank;

               (i) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of the Bank, threatened against the Bank before any Governmental Authority (i) asserting the invalidity of this Supplemental Conveyance, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Supplemental Conveyance, (iii) seeking any determination or ruling that, in the reasonable judgment of the Bank, would materially and adversely affect the performance by the Bank of its obligations under this Supplemental Conveyance or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Supplemental Conveyance; and

               (j) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by the Bank in connection with the execution and delivery of this Supplemental Conveyance by the Bank and the performance of the transactions contemplated by this Supplemental Conveyance by the Bank, have been obtained.

               6. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the "Receivables Purchase Agreement", to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall, remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

               7. Counterparts. This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

               8. Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.


          IN WITNESS WHEREOF, the undersigned have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the day and the year first above written.

                                 BANKBOSTON (NH), NATIONAL ASSOCIATION

                                 By:__________________________________
                                    Name:_____________________________
                                    Title:____________________________


                                 CREDIT CARD RECEIVABLES FINANCING
                                 CORPORATION

                                 By:__________________________________
                                    Name:_____________________________
                                    Title:____________________________





                                                       Schedule I to
                                                       Supplemental
                                                       Conveyance


                              Additional Accounts





                                                               Schedule I

                               LIST OF ACCOUNTS

                       DEEMED INCORPORATED BY REFERENCE